AMENDMENT NUMBER ONE TO
WASHINGTON REAL ESTATE INVESTMENT TRUST
AMENDED AND RESTATED EXECUTIVE OFFICER
LONG-TERM INCENTIVE PLAN

(Effective January 1, 2023)

The Washington Real Estate Investment Trust Amended and Restated Executive Officer Long-Term Incentive Plan (the “Plan”) is hereby amended, effective January 1, 2023, with respect to performance periods beginning on and after January 1, 2023, as set forth below. The terms of the Plan as in effect prior to this Amendment Number One shall continue to apply for all performance periods commencing prior to January 1, 2023.

1.The Plan is hereby amended to change all references from “Washington Real Estate Investment Trust” to “Elme Communities” and to change the name of the Plan to the Elme Communities Amended and Restated Executive Officer Long-Term Incentive Plan.

2.Section 4.1 is hereby deleted in its entirety and replaced with the following:

“4.1    Award Opportunity. Each Participant’s total Award under the Plan shall be stated as a percentage of the Participant’s annual base salary determined as of the beginning of the applicable Performance Period, which percentage shall depend upon the Participant’s position and the degree of achievement of threshold, target and high performance goals for the Performance Period and which shall be determined by the Committee as soon as practicable following the commencement of the Performance Period, provided, however, that if Participant’s employment is terminated by the Trust without Cause, or the Participant resigns with Good Reason, Retires, dies or becomes subject to a Disability while employed by the Trust, in each case, before the Committee has established the Participant’s total Award as a percentage of the Participant’s annual base salary for such Performance Period, then the Participant’s total Award as a percentage of the Participant’s annual base salary shall be the values in effect for the prior Performance Period.”

3.The last paragraph of Section 4.2 is hereby deleted in its entirety and replaced with the following:

“The allocation of each Participant’s total Award shall be as determined by the Committee as soon as reasonably practicable following commencement of the applicable Performance Period provided, however, that if Participant’s employment is terminated by the Trust without Cause, or the Participant resigns with Good Reason, Retires, dies or becomes subject to a Disability while employed by the Trust, in each case, before the Committee has established the allocation of the Participant’s total Award, then the Participant’s allocation shall be the allocation in effect for the prior Performance Period.”

4.Section 4.6(b) is hereby deleted in its entirety and replaced with the following:

“(b)    Strategic Goals Equity Grant. If during the Performance Period, the Participant’s employment is terminated by the Trust without Cause, or the Participant resigns with Good Reason, Retires, dies or becomes subject to a Disability while employed by the Trust, the Participant shall receive an Award of a Strategic Goals Equity Grant calculated based on actual levels of achievement of the strategic goals measure as of the date of such event and treating the day of such event as if it were the last day of the Performance Period. The Award shall be prorated in the proportion that the number of days elapsed from the beginning of the Performance Period through the date the Participant ceases to be an employee of the Trust bears to the total number of days in the Performance Period. In such event, the number of Common Shares shall be calculated based on the closing price per Common Share on the trading date coinciding with (or if that is not a trading day, next following) such event, such Common Shares shall be fully vested, and the Common Shares shall be issued to the Participant within thirty (30) days after such event; provided, however, if a Participant is a “specified employee” within the meaning of Section 409A, the issuance shall occur six (6) months after the Participant’s termination of employment if such delay is required to avoid adverse tax consequences under Section 409A, except if the Participant dies, in which case, the issuance shall occur within thirty (30) days after the Participant’s death.”

5.Prong (b) of the first sentence in Section 4.7 of the Plan is hereby amended and replaced with the following:

“(b) The Participant shall receive an Award of a Strategic Goals Equity Grant at the greater of the target level and the actual level of attainment of the strategic goals as of the Change in Control.”

This amendment shall be effective as of January 1, 2023.

ELME COMMUNITIES

By:    /s/ Paul T. McDermott
Paul T. McDermott, President and Chief Executive Officer
February 15, 2023
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